Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 326, California Trust 198, Maryland Trust 128 and New York Trust 216:

We consent to the use of our report dated October 2, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
October 2, 2002